Exhibit 99.1

NEWS RELEASE

Press contact: Bruce Frymire	Investor relations: Steve Pellizzer
Director, Corporate Communications	Chief Financial Officer
(650) 965-6042 or bfrymire@cybersource.com	(650) 965-6006 or stevep@cybersource.com

CyberSource Announces Second Quarter 2003 Financial Results

Transaction volumes, gross margin hit record levels

MOUNTAIN VIEW, Calif. – July 16, 2003 – CyberSource Corporation (NASDAQ: CYBS), a leading provider of electronic payment and risk management solutions, today reported financial results for its second quarter ended June 30, 2003. Transaction and support services revenue was $5.1 million for the quarter, consistent with the Company’s earlier guidance. Enterprise software revenue was $1.0 million, also consistent with guidance, while professional services revenue was $0.4 million, compared to guidance of $0.5 million. Total gross revenue for the second quarter was $6.5 million, $0.1 million less than guidance. The Company processed a record 67.2 million transactions during the quarter, exceeding the 50.3 million processed in the same quarter of the prior year by 34%. Gross margin was also a record 64%, exceeding guidance by 2% as well as a gross margin of 54% for the same period of the prior year.

“Transaction volume of 67.2 million exceeded our guidance of 63 to 65 million, demonstrating the health of eCommerce overall and the important role CyberSource plays in this market,” said Bill McKiernan, CyberSource chairman and CEO. “Our gross margin performance illustrates how we continue to effectively control our costs, even as we added important new programs and capabilities during the quarter.”

Operating expenses for the second quarter of 2003 were $6.3 million compared to guidance of $6.6 million and $7.0 million in the same period last year. Operating expenses include a $0.2 million recovery relating to a previously recorded restructuring charge which was offset by a $0.1 million restructuring charge due to a minor reduction in headcount. Overall, the Company recorded a net loss of $2.0 million for the second quarter of 2003 compared to the Company’s previous guidance of a net loss of $2.4 million. The net loss per share of $0.06 was also lower than guidance of a net loss per share of $0.08. This compares to a net loss of $3.0 million or $0.09 per share for the same period last year.

For the six-month period ended June 30, 2003, total gross revenue was $12.9 million as compared to $13.7 million for the six-month period ended June 30, 2002. The Company recorded a net loss of $4.1 million or $0.13 per share for the six months ended June 30, 2003 as compared to a net loss of $6.9 million or $0.21 per share for the same period last year.

Business developments

Small business platform launch. According to IDG, more than one-fourth of all Internet commerce is generated by small businesses. In April, the Company launched CyberSource Small Business, a new payment service aimed at this sector and designed for resale by banks, independent sales organizations, Internet service providers, independent software vendors and shopping portals. This solution represents true enterprise class eCommerce capabilities, such as high reliability and security, top ranked support, reporting tools, and fraud protection options—now available to the smaller online merchant. To date, CyberSource has signed 25 resellers.

Web services-based payment transactions. In early June, CyberSource became the first payment solution provider to offer comprehensive web services-based transaction services. The innovation will allow CyberSource customers and partners to more easily access and integrate the full spectrum of CyberSource payment and risk management services across transaction and administrative systems. Web services enable CyberSource’s larger customers to easily add payment options that work across all their legacy applications such as customer resource management and enterprise reserve planning. They enable the Company’s resellers to offer a standard interface to thousands of small merchants who use a myriad of platforms. Web services can significantly reduce the complexity of payment operations for CyberSource customers and partners.

Global Payment Suite. Gartner Research predicts that European eCommerce will surpass that of the U.S. in the year 2004. Successfully selling to this sector can require more than a localized website. According to IDC, only 37% of online consumers in the top seven European eCommerce countries prefer to use bank cards. 63% prefer payment types such as bank transfers, direct debits and other methods not widely supported now by U.S. online merchants. In late June of this year, CyberSource announced the launch of Global Payment Suite, a service that provides support for dynamic currency conversion, sophisticated fraud prevention, and tax and export compliance tools, with plans to support international local payment types in the near future. The Company believes Global Payment Suite is far superior to any international eCommerce package currently available.

Public call/web cast details

CyberSource will host a public conference call to discuss the second quarter results and current business developments today at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). The conference can be accessed in either of the following ways:

Live conference call

888-542-8515 (U.S. and Canada), 706-634-2163 (International). The call’s ID number is: 1631801.

A taped replay of this call will be available for 48 hours. The dial-in numbers are 800-642-1687 (U.S.) 706-645-9291 (International). Call ID is as above.

Live web cast

http://www.cybersource.com/cgi-bin/ir.pl

A replay of this web cast will remain available at this location through July 31, 2003.

About CyberSource

CyberSource Corporation is a leading provider of electronic payment and risk management solutions. CyberSource solutions enable electronic payment processing for Web, call center/IVR, and POS environments and manage transaction risk associated with card-not-present transactions. CyberSource Professional Services designs, integrates, and optimizes enterprise-wide commerce transaction systems. Approximately 3,000 businesses use CyberSource solutions, including over half of the Dow Jones Industrial companies. The Company is headquartered in Mountain View, California, and has sales and service offices in Japan, the United Kingdom, and other locations in the United States. For more information, please visit CyberSource’s web site at www.cybersource.com or email info@cybersource.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995

Statements in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the Company’s expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements in this release include, without limitation, statements regarding (i) the role CyberSource plays in the eCommerce market and the importance of new products and capabilities added during the quarter, (ii) ability to continue to effectively control costs, (iii) the growth rate of eCommerce in Europe, and, (iv) the ability to support locally preferred payment methods in Europe. Factors that could cause actual results to differ materially from the forward looking statements include risks and uncertainties such as any unforeseen event or any unforeseen system failures, new products and services offerings by CyberSource and its competitors, price competition, difficulties related to sales alliances that market our small business offering, reduced growth of eCommerce, and other risks indicated in our filings with the Securities and Exchange Commission. It is important to note that actual outcomes could differ materially from those in such forward-looking statements. Readers should also refer to the documents filed by CyberSource with the Securities and Exchange Commission, specifically the annual report filed on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission on March 26, 2003, and our quarterly reports filed on Form 10-Q from time to time, all of which identify important risk factors.

© 2003 CyberSource Corporation. All rights reserved. CyberSource is a registered trademark in the U.S. and other countries. All other brands and product names are trademarks or registered trademarks of their respective companies.

CyberSource Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues:
Transaction and support	$5,135	$4,928	$10,279	$9,982
Enterprise software	978	1,020	1,919	2,029
Professional services	389	963	677	1,711

Total revenues	6,502	6,911	12,875	13,722
Cost of revenues:
Transaction and support	2,055	2,511	4,151	5,205
Enterprise software	129	142	261	251
Professional services	180	497	367	938

Total cost of revenues	2,364	3,150	4,779	6,394

Gross profit	4,138	3,761	8,096	7,328
Operating expenses:
Product development	1,992	1,958	3,863	4,273
Sales and marketing	3,092	3,663	6,033	7,439
General and administrative	1,297	1,329	2,688	3,003
Restructuring charge	(95)	—	(95)	—

Total operating expense	6,286	6,950	12,489	14,715

Loss from operations	(2,148)	(3,189)	(4,393)	(7,387)
Loss on investment in joint venture	(43)	(73)	(86)	(162)
Interest income, net	177	300	373	631

Net loss	$(2,014)	$(2,962)	$(4,106)	$(6,918)

Basic and diluted net loss per share	$(0.06)	$(0.09)	$(0.13)	$(0.21)

Weighted average number of shares used in computing basic and diluted net loss per share	32,717	33,014	32,743	32,976

CyberSource Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2003	December 31, 2002
Assets
Current assets:
Cash, cash equivalents and short-term investments	$45,681	$49,275
Accounts receivable, net	3,632	4,066
Prepaid expenses and other current assets	1,909	1,950

Total current assets	51,222	55,291
Property and equipment, net	3,268	5,416
Other noncurrent assets	1,069	1,100

Total assets	$55,559	$61,807

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$342	$461
Other accrued liabilities	8,669	10,085
Deferred revenue	1,541	1,875
Current obligations under capital leases	—	18

Total current liabilities	10,552	12,439
Total stockholders’ equity	45,007	49,368

Total liabilities and stockholders’ equity	$55,559	$61,807